EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Universal City Development Partners, Ltd. (the “Company”) on Form 10-Q for the period ending July 2, 2006 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert K. Gault Jr. certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 16, 2006

By:	/s/ ROBERT K. GAULT JR.
Robert K. Gault Jr.
Principal Executive Officer